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                                                                   Exhibit 21.1


                          Subsidiaries of the Company*



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Name                                                                                                  Jurisdiction of Incorporation
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North America Subsidiaries:

GearHead Entertainment, Inc.                                                                          Pennsylvania
Mission Studios, Inc.                                                                                 Illinois
Inventory Management Systems, Inc.                                                                    Delaware
Jack of All Games, Inc.  (1)                                                                          New York
Talonsoft, Inc.                                                                                       Delaware
Take-Two Interactive Software Canada, Inc.                                                            Ontario
Jack of All Games (Canada), Inc. (formerly Triad Distributors and Global Star Software) (2)           Ontario
T2 Developer, Inc.                                                                                    Delaware
Gathering of Developers, Inc.  (3)                                                                    Texas
Rockstar Games, Inc.                                                                                  Delaware
Wide Group Studios, Inc.  (formerly Broadband Studios)                                                Delaware
VLM Entertainment Group, Inc.                                                                         Delaware
PopTop Software, Inc.                                                                                 Missouri
MaxCorp Limited                                                                                       Bermuda
Barking Dog Studios Ltd. (2)                                                                          Canada
Angel Studios, Inc.                                                                                   Virginia
Gotham Games, Inc.                                                                                    Delaware

(1) Subsidiary of Inventory Management Systems, Inc.
(2) Subsidiary of Take-Two Interactive Software Canada, Inc.
(3) Subsidiary of T2 Developer, Inc.

International Subsidiaries:

Take-Two Interactive Software Europe Limited                                                          United Kingdom
Silvero Ltd (formerly Goldweb Services)  (4)                                                          United Kingdom
Take-Two Interactive France S.A.  (5)                                                                 France
Take-Two Interactive GmbH  (5)                                                                        Germany
Jack of All Games Austria GmbH  (6)                                                                   Austria
Take-Two Interactive Software Pty. Ltd. (formerly DirectSoft Australia Pty. Ltd.)                     New South Wales, Australia
Take-Two Interactive Software Pty. Ltd. (operating in New Zealand)  (7)                               New South Wales, Australia
Joytech Europe Limited  (4)                                                                           United Kingdom
DMA Design Holdings Limited                                                                           United Kingdom
Rockstar North Ltd. (formerly DMA Design Limited) (8)                                                 United Kingdom
JOAG Scandinavia A.S. (formerly FunSoft Nordic A.S.)                                                  Norway
Take 2 Nordic A/S (formerly Jack of All Games A.S.)  (9)                                              Italy
JOAG Italy Spa (formerly C.D. Verte Italia Spa)                                                       Denmark
Neo Software Produktions GmbH                                                                         Austria
Take 2 Interactive Benelux B.V.  (4)                                                                  Netherlands
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(4) Subsidiary of Take-Two Interactive Software Europe Limited
(5) Subsidiary of Silvero Ltd
(6) Subsidiary of Take-Two Interactive GmbH
(7) Subsidiary of Take-Two Interactive Software Pty. Ltd.
(8) Subsidiary of DMA Design Holdings Limited
(9) Subsidiary of JOAG Scandinavia A.S.


* Unless otherwise noted, all entities are subsidiaries of Take-Two Interactive Software, Inc.